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                                                                 EXHIBIT 10.31.1



                          GUINNESS MAHON & CO. LIMITED


                                FAX TRANSMISSION


To:                        Dove Audio, Inc.

Attn:                      Neil Topham, Chief Financial Officer

Fax Number:                001 310 247 2923

From:                      Michael Shyjka

Telephone Number:          0171 772 7813

Fax Number:                0171 982 9248/648 4711

Date:                      8th April 1997

No of Pages Including Front Sheet:          1


Dear Neil,

"WILDE"

Further to our telephone conversation of yesterday, I refer to your fax of 21/04/97. The terms therein are acceptable to us and interest will be calculated on the principal amount of L.133,333 from the date of the expected payment on 1 April 1997 until the date of receipt at a rate of 2% p.a. plus COLA above L.Sterling LIBOR.



Kind regards
Yours sincerely


/s/ MICHAEL SHYJKA
------------------------------
Michael Shyjka